Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of August 2, 2023, between Fresh Vine Wine, Inc., a Nevada corporation (the “Company”), and the undersigned Purchasers (including their successors and assigns, each a “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desire to purchase from the Company for cash, Securities of the Company as defined and described more fully in this Agreement;

NOW, THEREFORE, in consideration of the representations, warranties and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I  DEFINITIONS

I.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means each Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or any Affiliate of such Person. For purpose of this definition, “control” and related words are used as such terms are used in and construed under Rule 405 of the Securities Act, including, among others, executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies. Notwithstanding the foregoing, the Purchaser and its Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Affiliates” of each other.

“AML/CTF Regulation” has the meaning ascribed to such term in Section 3.1(kk).

“BHCA” has the meaning ascribed to such term in Section 3.1(gg).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturdays, Sundays, any day that is a federal holiday in the United States and any day on which the Federal Reserve Bank of New York is not open for business.

“Capital Lease” means, as applied to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

“Capital Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Closing Date” means the Trading Day on which, or next following the day on which, all of the Transaction Documents required to be executed or delivered prior to the Closing have been executed and delivered by the applicable parties thereto and all other conditions precedent to (i) each Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.2.

“Certificate of Designation” or “COD” means the Certificate of Designation for Series A Preferred Stock, attached hereto as Schedule 2.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, any Capital Stock into which such shares of common stock shall have been changed, and any share capital resulting from a reclassification of such common stock.

“Common Stock Equivalents” means any securities of any Company Party which would entitle the holder thereof to acquire at any time Common Stock, including whether or not presently convertible, exchangeable or exercisable, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to purchase, subscribe or otherwise receive, Common Stock.

“Company Party” means each of the Company and its Subsidiaries, if any.

“Company Covered Person” has the meaning ascribed to such term in Section 3.1(ll).

“Consents” means any approval, consent, authorization, notice to, or any other action by, any Person other than any Governmental Authority.

“Contractual Obligation” means, with respect to any Person, any provision of any security or similar instrument issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (other than a Transaction Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Conversion Price” has the meaning ascribed to such term in the COD.

“Conversion Shares” has the meaning ascribed to such term in the COD.

“Currency Agreement” means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement. For purposes of this definition, cryptocurrencies shall be considered currencies.

“Derivative” means any Interest Rate Agreement, Currency Agreement, futures or forward contract, spot transaction, commodity swap, purchase or option agreement, other commodity price hedging arrangement, cap, floor or collar transaction, any credit default or total return swap, any other derivative instrument, any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable, including interest rates, currency values, insurance, catastrophic losses, climatic or geological conditions or the price or value of any other derivative instrument. For the purposes of this definition, “derivative instrument” means “any derivative instrument” as defined in Statement of Financial Accounting Standards No. 133 (Accounting for Derivative Instruments and Hedging Activities) of the United States Financial Accounting Standards Board, and any defined with a term similar effect in any successor statement or any supplement to, or replacement of, any such statement.

“Disqualification Event” has the meaning ascribed to such term in Section 3.1(ll).

“Dollars” and the sign “$” each mean the lawful money of the United States of America.

“Evaluation Date” has the meaning ascribed to such term in Section 3.1(o).

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

“Exchange Transaction” has the meaning ascribed to such term in Section 4.11(b).

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers~~,~~ directors, advisors or consultants of the Company Parties; provided, that such issuance is approved by a majority of the non-employee and disinterested members of the Board of Directors of the Company~~;~~ (b) shares of Common Stock, warrants or options to advisors or independent contractors of any Company Party for compensatory purposes, (c) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof , provided, that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (d) securities issuable pursuant to any contractual anti-dilution obligations of the Company in effect as of the date hereof, provided, that such obligations have not been materially amended since the date of hereof, and (e) securities issued pursuant to any other strategic transactions approved by a majority of the disinterested members of the Board of Directors; provided, that such other strategic transactions shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and have no registration rights.

“Federal Reserve” has the meaning ascribed to such term in Section 3.1(gg).

“GAAP” means United States generally accepted accounting principles as in effect from time to time, applied consistently throughout the periods referenced and consistently with (a) the principles and standards set forth in the opinions and pronouncements of the Financial Accounting Standards Board or any successor entity, (b) to the extent consistent with such principles, generally accepted industry practices and (c) to the extent consistent with such principles and practices, the past practices of the Company as reflected in its financial statements delivered to the Purchaser.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, any municipality, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing, including any central bank stock exchange regulatory body arbitrator, public sector entity, supra- national entity (including the European Union and the European Central Bank) and any self- regulatory organization (including the National Association of Insurance Commissioners).

“Indebtedness” means, with respect to any Person at any date, without duplication, the following: (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities incurred in respect of property or services purchased in the ordinary course of business (provided, that such accounts payable and accrued liabilities are not overdue by more than 180 days), (c) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or securities instruments, (d) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (e) all obligations of such Person as lessee under Capital Leases, (f) all reimbursements and all other obligations of such Person, contingent or otherwise, with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation, performance or other similar bonds, (g) all obligations of such Person secured by Liens on the assets of such Person, (h) all Guaranty Obligations of such Person, (i) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock, Stock Equivalent (valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends) or any warrants, rights or options to acquire such Capital Stock, (j) after taking into account the effect of any legally-enforceable netting Contractual Obligation of such Person, all payments that would be required to be made in respect of any Derivative in the event of a termination (including an early termination) on the date of determination and (k) all obligations of another Person of the type described in clauses (a) through (j) secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on the assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

“Intellectual Property Rights” means, collectively, all copyrights, patents, trademarks, service marks and trade names all applications for any of the foregoing, together with: (i) all inventions, processes, production methods, proprietary information, know-how and trade secrets; (ii) all licenses or user or other agreements granted with respect to any of the foregoing, in each case whether now or hereafter owned or used; (iii) all customer lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, recorded knowledge, surveys, engineering reports, test reports, manuals, materials standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs; (iv) all field repair data, sales data and other information relating to sales or service of products now or hereafter manufactured; (v) all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data; (vi) all applications for any of the foregoing and (vii) all causes of action, claims and warranties, in each case, now or hereafter owned or acquired in respect of any item listed above.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Legend Removal Date” has the meaning ascribed to such term in Section 4.1(c).

“Liabilities” means all amounts, indebtedness, obligations, liabilities, covenants and duties of every type and description owing by any Company Party from time to time to any Purchaser or any other Purchaser Party, whether direct or indirect, joint or several, absolute or contingent, due or to become due, liquidated or unliquidated, secured or unsecured, now existing or hereafter arising and however created, acquired (regardless of whether acquired by assignment), whether or not evidenced by any note or other instrument or for the payment of money and whether arising under Contractual Obligations, Regulations or otherwise, including, without duplication, (i) the principal amount due , (ii) all other amounts, fees, interest (including any prepayment premium), commissions, charges, costs, expenses, attorneys’ fees and disbursements, indemnities, reimbursement of amounts paid and other sums chargeable to the Company under the Note, this Agreement or any other Transaction Document (including attorneys’ fees) or otherwise arising under any Transaction Document and (iii) all interest on any item otherwise qualifying as a “Liability” hereunder, whether or not accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or similar proceeding, whether or not a claim for post-filing or post- petition interest is allowed in such proceeding.

“License Agreement” has the meaning ascribed to such term in Section 3.1(m).

“Lien” means any lien (statutory or other) mortgage, pledge, hypothecation, assignment, security interest, encumbrance, charge, claim, right of first refusal, preemptive right, restriction on transfer or similar restriction or other security arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

“Losses” means all liabilities, rights, demands, covenants, duties, obligations (including indebtedness, receivables and other contractual obligations), claims, damages, Proceedings and causes of actions, settlements, judgments, damages, losses (including reductions in yield), debts, responsibilities, fines, penalties, sanctions, commissions and interest, disbursements, Taxes, interest, charges, costs, fees and expenses (including fees, charges, and disbursements of financial, legal and other advisors, consultants and professionals and, if applicable, any value-added and other taxes and charges thereon), in each case of any kind or nature, whether joint or several, whether now existing or hereafter arising and however acquired and whether or not known, asserted, direct, contingent, liquidated, due, consequential, actual, punitive or treble.

“Material Adverse Effect” means a material adverse effect on, or change in, (a) the legality, validity or enforceability of any portion of any Transaction Document, (b) the operations, assets, property, business, prospects or condition (financial or otherwise) of any Company Party, or (c) the ability of any Company Party to perform on a timely basis its obligations under any Transaction Document for any reason whatsoever, whether foreseen or unforeseen, including due to pandemic, acts of a Governmental Authority, interruption of transportation systems, strikes, terrorist activities, interruptions of supply chains or acts of God.

“Maximum Rate” has the meaning ascribed to such term in Section 5.12.

“Notice of Conversion” has the meaning ascribed to such term in Section 4.5.

“OFAC” has the meaning ascribed to such term in Section 3.1(ee).

“Participation Maximum” has the meaning ascribed to such term in Section 4.13(a).

“Permit” means, with respect to any Person, any permit, filing, notice, license, approval, variance, exception, permission, concession, grant, franchise, confirmation, endorsement, waiver, certification, registration, qualification, clearance or other Contractual Obligation or arrangement with, or authorization by, to or under the authority of, any Governmental Authority or pursuant to any Regulation, or any other action by any Governmental Authority in each case whether or not having the force of law and affecting or applicable to or binding upon such Person, its Contractual Obligations or arrangements or other liabilities or any of its property or to which such Person, its Contractual Obligations or any of its property is or is purported to be subject.

“Person” means an individual, sole proprietorship partnership, corporation, incorporated or unincorporated association, limited liability company, limited liability partnership, joint stock company, land trust, business trust or unincorporated organization, or a government, whether national, city, federal state, county, city, municipal or otherwise including, without limitation, any instrumentality, division or agency, department or other subdivision thereof or other entity of any kind.

“Pre-Notice” has the meaning ascribed to such term in Section 4.13(b).

“Proceeding” against a Person means an action, suit, litigation, arbitration, investigation, complaint, dispute, contest, hearing, inquiry, inquest, audit, examination or other proceeding threatened or pending against, affecting or purporting to affect such Person or its property, whether civil, criminal, administrative, investigative or appellate, in law or equity before any arbitrator or Governmental Authority.

“Pro Rata Portion” means, with respect to a Purchaser and a group of Purchaser as of a particular date, the ratio of (i) the Subscription Amount of Securities purchased on or prior to such date by such Purchaser (including, for the avoidance of doubt its predecessors and assignors) that remain outstanding on such date to (ii) the sum of the aggregate Subscription Amounts of Securities purchased by Purchaser (including, for the avoidance of doubt, their predecessors and assignors) in such group on or prior to such date that remain outstanding on such date.

“Public Information Failure” has the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” has the meaning ascribed to such term in Section 4.3(b). “Purchaser Party” has the meaning ascribed to such term in Section 4.9.

“Registrable Securities” means, as of any date of determination, (a) all of the Conversion Shares then issued and issuable upon conversion in full of the Series A Preferred Stock and any additional shares of Common Stock issued and issuable in connection with any anti-dilution provisions in the Series A Preferred Stock (without giving effect to any limitations on conversion set forth in the Series A Preferred Stock),and (e) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

“Regulation” means, all international, federal, state, provincial and local laws (whether civil or common law or rule of equity and whether U.S. or non- U.S.), treaties, constitutions, statutes, codes, tariffs, rules, guidelines, regulations, writs, injunctions, orders, judgments, decrees, ordinances and administrative or judicial precedents or authorities, including, in each case whether or not having the force of law, the interpretation or administration thereof by any Governmental Authority, all policies, recommendations or guidance of any Governmental Authority and all administrative orders, directed duties, directives, requirements, requests.

“Related Parties” of any Person means such Person, (i) each Affiliate of such Person, (ii) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 5% or more of the Capital Stock having ordinary voting power in the election of directors of such Person or such Affiliate, (iii) each of such Person’s or such Affiliate’s officers, managers, directors, joint venture partners, partners and employees (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title or classification as a contractor under employment Regulations), (iv) any lineal descendants, ancestors, spouse or former spouses (as part of a marital dissolution) of any of the foregoing, (v) any trust or beneficiary of a trust of which any of the foregoing are the sole trustees or for the benefit of any of the foregoing. Notwithstanding the foregoing, the Purchaser and its Subsidiaries, on the one hand, and the Company Parties and their Subsidiaries, on the other hand, shall not be considered “Related Parties” of each other.

“Required Filings” means (a) any filing required pursuant to Section 4.3 or 4.14, (b) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and, if and as applicable, the listing of the Conversion Shares for trading thereon in the time and manner required thereby and (c) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any (a) Conversion Shares issuable upon conversion of the Series A Preferred Stock, ignoring any conversion limits set forth therein other than limitations required to comply with the stockholder approval requirements of thee NYSE American LLC Company Guide, and assuming that the Conversion Price is at all times on and after the date of determination 100% of the then Conversion Price.

“Restricted Payment” means, for any Person, (a) any dividend, stock split or other distribution, direct or indirect (including by way of spin off, reclassification, corporate rearrangement, scheme of arrangement or similar transaction), on account of, or otherwise to the holder or holders of, any shares of any class of Capital Stock of such Person now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other for value, direct or indirect, of any shares of any class of Capital Stock of such Person by such Person or any Affiliate thereof now outstanding and (c) other than the payments made to retire or to obtain the surrender of the Stock Equivalents and in an aggregate amount not to exceed $5,000,000, any payment made to retire, or to obtain the surrender of, any Stock Equivalents now or hereafter outstanding; provided, that, for the avoidance of doubt, (i) a cashless exercise of an employee stock option in which options are cancelled to the extent needed such that the “in-the-money” value of the options (i.e. the excess of market price over exercise price) that are cancelled is utilized to pay the exercise price, and applicable taxes, shall not be a “Restricted Payment” and (ii) a distribution of rights (including rights to receive assets) or options shall constitute a “Restricted Payment”.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region that is subject to, the target of, or purported to be subject to, Sanctions Laws.

“Sanctions Laws” means all applicable Regulations concerning or relating to economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by OFAC, including the following (together with their implementing regulations, in each case, as amended from time to time): the International Security and Development Cooperation Act (ISDCA) (22 U.S.C. §23499aa-9 et seq.); the Patriot Act; and the Trading with the Enemy Act (TWEA) (50

U.S.C. §5 et seq.).

“Sanctioned Person” means (a) any Person that is listed in the annex to, or otherwise subject to the provisions of, Executive Order 13224 – Blocking Property and Prohibiting Transactions with Persons Who Commit and Threaten to Commit or Support Terrorism, effective October 24, 2001; (b) any Person that is named in any Sanctions Laws-related list maintained by OFAC, including the “Specially Designated National and Blocked Person” list; (c) any Person or individual located, organized or resident or determined to be resident in a Sanctioned Jurisdiction that is, or whose government is, the target of comprehensive Sanctions Laws; (d) any organization or Person directly or indirectly owned or controlled by any such Person or Persons described in the foregoing clauses (a) through (c); and (e) any Person that commits, threatens or conspires to commit or supports “terrorism”," as defined in applicable United States Regulations.

“SEC Documents” means all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one (1) year preceding the date of this Agreement (or such shorter period as the Company was required by law or regulation to file such material, including the exhibits thereto and documents incorporated by reference therein.

“Securities” means the Series A Preferred Stock, and the Conversion Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Preferred Stock” means the Series A Convertible Preferred Stock, $0.001 par value per share, of the Company.

“Shell Company” means an entity that fits within the definition of “shell company” under Section 12b-2 of the Exchange Act and Rule 144.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Stock Equivalents” means all securities and/or Indebtedness convertible into or exchangeable for Capital Stock or any other Stock Equivalent and all warrants, options, scrip rights, calls or commitments of any character whatsoever, and all other rights or options or other arrangements (including through a conversion or exchange of any other property) to purchase, subscribe for or acquire, any Capital Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Subscription Amount” means, as to any Purchaser, the aggregate amount to be paid for the Series A Preferred Stock purchased hereunder as specified on Schedule I.

“Subsequent Financing” has the meaning ascribed to such term in Section 4.13. “Subsequent Financing Notice” has the meaning ascribed to such term in Section 4.13(b).

“Subsidiary” means (a) any subsidiary of the Company, and (b) any Person (other than natural persons) the management of which is, directly or indirectly, controlled by, or of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

“Taxes” means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including income, receipts, excise, property, sales, use, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States or any other Governmental Authority and all interest, penalties, additions to tax and similar liabilities with respect thereto, but excluding, in the case of any Purchaser, taxes imposed on or measured by the net income or overall gross receipts of such Purchaser.

“Third Party Exchange Transfer” has the meaning ascribed to such term in Section 4.11(b).

“Trading Day” means a day on which the principal Trading Market for the Common Stock is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock will, in accordance with the terms hereof, be listed or quoted for trading on the date in question the NYSE, NYSE American, Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Transfer Agent Instruction Letters, the COD, and any other documents or agreements executed in connection with the transactions contemplated hereunder~~.~~, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or other comparable or similar laws, rules or regulations) in favor of the Purchaser as secured parties perfecting all Liens the Purchaser have on the collateral (which security interests and Liens of the Purchaser shall be senior to all Indebtedness of the Company), and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

“Transfer Agent” means Empire Stock Transfer and any successor transfer agent for the Company’s Common Stock, which has been agreed to in writing by the Purchaser.

Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent, duly acknowledged and agreed by the Transfer Agent, which instructs the Transfer Agent to issue the Conversion Shares pursuant to the Transaction Documents, in form attached hereto as Exhibit D and otherwise in form and substance satisfactory to the Purchaser on the Closing Date.

“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, that, in the event that, by reason of mandatory provisions of any applicable Regulation, the attachment, perfection or priority of any security interest in any collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.

“Voting Stock” means Capital Stock of any Person (i) having ordinary power to vote in the election of any member of the board of directors or any manager, trustee or other controlling persons of such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency) and (ii) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (i) of this definition.

ARTICLE II    PURCHASE AND SALE

II.1 Purchase.

(a) On the date hereof (the “Initial Closing Date”), upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Purchasers will purchase a total of $400,000 in Subscription Amount of Series A Preferred Stock, at the purchase price of $100.00 per share, which Subscription Amount shall correspond to 4,000 shares of Series A Preferred Stock (the “Initial Closing”).

(b) Not later than the 30th day following the Initial Closing, upon the terms and subject to the conditions set forth herein the Purchasers shall purchase an additional 4,000 shares of Series A Preferred Stock for an additional $400,000 (the “Second Closing”).

(c)  The Purchaser shall also have the option, but not the obligation, to purchase an additional 2,000 shares of Series A Preferred Stock for a total of $200,000 within 60 days of the Initial Closing Date (the “Optional Closing”).”

Each of the Initial Closing, the Second Closing and the Option Closing are referred to herein as a “Closing” and collectively referred to as the “Closings.” The date on which each Closing shall occur is referred to herein as a “Closing Date.”

II.2 Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser agrees, severally and not jointly, to purchase, at each of the Initial Closing and the Second Closing the number of shares of Series A Preferred Stock equal to the $200,000 Subscription Amount applicable to such Purchaser as set forth on Schedule I. Upon the terms and subject to the conditions set forth herein, upon the Purchaser’s exercise of its option to purchase Series A Preferred Stock at the Optional Closing, the Company agrees to sell, and each Purchaser will agree, severally and not jointly, to purchase, at the Optional Closing. the number of shares of Series A Preferred Stock equal to the $100,000 Subscription Amount applicable to such Purchaser as set forth on Schedule I. At each Closing, such Purchaser shall deliver to the Company, via wire transfer to an account designated by the Company, immediately available Dollars equal to such Purchaser’s Subscription Amount, and the Company shall deliver to such Purchaser its shares of Series A Preferred Stock, deliverable at such Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4 for each Closing, such Closing shall occur remotely by electronic exchange of Closing documentation. Notwithstanding anything herein to the contrary, if the Initial Closing Date does not occur within five (5) Business Days of the date hereof, this Agreement shall terminate and be null and void.

It is the parties’ intention that each of the Closings, as they relate to each Purchaser, close simultaneously; to this end, the parties agree that their counsel may, among other things, hold documents in escrow pending the closing of the other transactions under the Transaction Documents. If all of the transactions contemplated by the Transaction Documents do not close as contemplated hereby and thereby on their unamended and unwaived terms unless approved by each Purchaser (other than as result of a breach by any Purchaser), then each Purchaser, at its sole option and in its sole discretion, may terminate this Agreement on notice to the Company with respect to such Purchaser. In such event, the Company shall be obligated to fulfill its covenants hereunder, including, without limitation, its indemnification obligations, which by their terms survive the termination of this Agreement.

II.3 Deliveries.

(a) Deliveries to Purchaser. On or prior to each Closing (except as noted), the Company shall deliver or cause to be delivered to each Purchaser the following, each dated as of the applicable Closing Date and in form and substance reasonably satisfactory to such Purchaser:

(i) this Agreement, duly executed by the Company (which shall only be required to be delivered at the Initial Closing);

(ii) the Transfer Agent Instruction Letters, duly executed by the Transfer Agent in addition to the Company;

(iii) the COD duly executed by the Company;

(iv) a closing statement, in form and substance acceptable to such Purchaser, and such other statements, agreements, good standing certificates, and other documents as such Purchaser may reasonably require.

(b) Deliveries to the Company. On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following, each duly executed by such Purchaser and dated as of the Closing Date:

(i) this Agreement (which shall only be required to be delivered at the Initial Closing);

(ii) the Transfer Agent Instruction Letters, duly executed by the Purchaser;

(iii) the Purchaser’s Subscription Amount for the Series A Preferred Stock being purchased by such Purchaser at the Closing by wire transfer to the account specified in writing by the Company.

II.4 Closing Conditions.

(a) Conditions to the Company’s Obligations. The obligations of the Company pursuant to Section 2.2 in connection with any Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before such Closing Date:

(i) With respect to each of the Second Closing and the Optional Closing, the transactions contemplated by the Transaction Documents to occur at the prior Closings having closed in accordance with their respective terms;

(ii) the representations and warranties of each Purchaser contained herein shall be true and correct in all material respects as of the applicable Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(iii) all obligations, covenants and agreements required to be performed by any Purchaser on or prior to the applicable Closing Date (other than the obligations set forth in Section 2.3 to be performed at the Closing) shall have been performed; and

(iv) the delivery by each Purchaser of the items such Purchaser is required to deliver prior to the Closing Date pursuant to Section 2.3(b).

(b) Conditions to each Purchaser’s Obligations. The respective obligations of each Purchaser pursuant to Section 2.2 in connection with any Closing are subject to the satisfaction, or waiver in accordance with this Agreement, of the following conditions on or before such Closing Date:

(i) the representations and warranties of each Company Party contained in any Transaction Document shall be true and correct in all material respects as of the applicable Closing Date (unless expressly made as of an earlier date herein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements required to be performed by any Company Party on or prior to the applicable Closing Date pursuant to any Transaction Document (other than the obligations set forth in Section 2.3 to be performed at the Closing) shall have been performed;

(iii) the delivery by each Company Party of the items such Company Party is required to deliver on or prior to the applicable Closing Date pursuant to Section 2.3(a);

(iv) there shall be no breach of any obligation, covenant or agreement of any Company Party under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute such a breach;

(v) no Material Adverse Effect shall have occurred from the date hereof through the Closing Date;

(vi) no statute, rule, regulation, executive order, decree, ruling or injunctions shall have been enacted, entered, promulgated or endorsed by any court or other federal, state, local or other governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction; Documents

(vii) from the date hereof through the applicable Closing Date, trading in the shares of Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak, including, without limitation, a pandemic, or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, and without regard to any factors unique to such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(viii) the Company meets the current public information requirements under Rule 144 in respect of the Conversion Shares; and

(ix) any other conditions contained herein or the other Transaction Documents, including delivery of the items that any Company Party is required to deliver on or prior to the Closing Date pursuant to Section 2.3.

ARTICLE III    REPRESENTATIONS AND WARRANTIES

III.1 Representations and Warranties of the Company Parties. The Company hereby makes the representations and warranties set forth in this Article III (which representations and warranties encompass any Subsidiary as a Subsidiary and the Company Party, and include each such representation and warranty by such Subsidiary, in any document or agreement delivered and deliverable by the foregoing in connection with the Agreement, as if fully set forth herein, except to the extent modified in this Agreement makes the following representations and warranties as, and to the extent applicable to, such Company Party) to each Purchaser as of the Closing Date as to each Company Party, is deemed a part hereof and qualifies any representation or otherwise made herein (but in no event shall qualify any indemnity obligation of the Company Parties hereunder). The representations and warranties set forth in this Article III are qualified in all respects to all disclosures set forth in the Company’s SEC Documents.

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company, if any, are set forth in the SEC Documents. The Company owns, directly or indirectly, all of the Capital Stock and Stock Equivalents of each Subsidiary, if any, free and clear of any Liens and all of the issued and outstanding shares of Capital Stock of each Subsidiary, if any, are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each Company Party is a Person duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified or licensed to transact business in its jurisdiction of organization, the jurisdiction of its principal place of business, any other jurisdiction where such qualification is necessary to conduct its business or own the property it purports to own, except where the failure to do so would not have a Material Adverse Effect – and no Proceeding exists or has be instituted or threatened in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. Each Company Party has the right, power and authority to enter into and discharge all of its obligations under each Transaction Document to which it purports to be a party, each of which constitutes a legal, valid and binding obligation of such Company Party, enforceable against it in accordance with its terms, subject only to bankruptcy and similar Regulations affecting creditors’ rights generally; and has the power, authority, Permits and Licenses to own its property and to carry on its business as presently conducted. No Company Party is engaged in the business of extending credit (which shall not include intercompany credit among the Company Parties) for the purpose of purchasing or carrying margin stock or any cryptocurrency, token or other blockchain asset.

(c) Authorization; Enforcement. The execution, delivery, performance by each Company Party of its obligations, and exercise by such Company Party of its rights under the Transaction Documents, (i) have been duly authorized by all necessary corporate actions of such Company Party, (ii) except for the Required Filings, do not require any Consents or Permits that have not been obtained prior to the date hereof and each such Permit or Consent is in full force and effect and not subject of any pending or, to the best of any Company Party’s knowledge, threatened, attack or revocation, (iii) are not and will not be in conflict with or prohibited or prevented by or create a breach under (A) except for those that do not have a Material Adverse Effect, any Regulation or Permit, (B) any corporate governance document or resolution or (C) except for those that do not have a Material Adverse Effect, any Contractual Obligation or provision thereof binding on such Company Party or affecting any property of such Company Party and (iv) will not result in the imposition of any Liens except for the benefit of the Purchaser. Upon execution and delivery thereof, each Transaction Document to which such Company Party purports to be a party shall constitute the legal, valid and binding obligation of such Company Party, enforceable against such Company Party in accordance with its terms.

(d) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized Capital Stock a number of shares of Common Stock for issuance of the Conversion Shares, at least equal to the Required Minimum on the date hereof or as provided for in Section 4.10(a).

(e) Capitalization. The capitalization of the Company is as follows: 100,000,000 shares of Common Stock, par value $0.001, and 25,000,000 shares of Preferred Stock, par value $0.001, and the SEC Documents detail the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the dates set forth in such SEC Documents. The Company has not issued any Capital Stock or Stock Equivalent since its most recently filed periodic SEC Documents except (i) for the issuance of shares of Common Stock to recipients thereof pursuant to the Company’s equity incentive plans or as inducements material to the recipients entering into employment with the Company in accordance with Trading Market rules;(ii) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act or upon conversion and/or exercise of Common Stock Equivalents granted to recipients thereof pursuant to the Company’s equity incentive plans; or (iii) as contemplated by this Agreement (including the issuance of Common Stock issuable upon conversion of the Series A Preferred Stock). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in, or triggered by, the transactions contemplated by the Transaction Documents (including the issuance of the Conversion Shares upon conversion of the Series A Preferred Stock in accordance with their respective terms). There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions (other than the Series A Preferred Stock), and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There are no outstanding Stock Equivalents with respect to any shares of Common Stock, and there are no Contractual Obligations by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents except as set forth in the SEC Documents or as contemplated by this Agreement. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or any other securities to any Person (other than to any Purchaser) and will not result in a right of any holder of securities issued by any Company Party to adjust the exercise, conversion, exchange or reset price under any Stock Equivalent. All of the outstanding shares of Capital Stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all securities Regulations, and no such outstanding share was issued in violation of any preemptive right or similar or other right to subscribe for or purchase securities or any other existing Contractual Obligation. No further approval or authorization of any stockholder or the Board of Directors, and no other Permit or Consent is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar Contractual Obligations with respect to the Company’s Capital Stock or Stock Equivalents to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders or other equity investors.

(f) Financial Statements. The Company’s latest Annual Report on Form 10-K contains the audited balance sheets, statements of operations and statements of cash flows (the “Audited Financial Statements”) of the Company and the Subsidiaries as at and for the annual periods ended December 31, 2022 and 2021. The Company’s latest Quarterly Report on Form 10-Q contains the unaudited balance sheets, statements of operations and statements of cash flows (the “Unaudited Financial Statements”) of the Company as at and for the period ended March 31, 2023. The Audited Financial Statements and the Unaudited Financial Statements, are hereinafter sometimes collectively referred to as the “Financial Statements.” The Financial Statements have been prepared from the books and records of the Company and the Subsidiaries and in conformity with GAAP, consistently applied, except in each case as described in the notes thereto. In addition, the Financial Statements of the Company comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of preparation and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to customary and immaterial year-end audit adjustments. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed

(g) Material Adverse Effects; Undisclosed Events, Liabilities or Developments. Except as described in the SEC Documents or as disclosed to the Purchaser, since December 31, 2022 (the date of the latest audited financial statements included in the SEC Documents): (i) there has been no event that has had, or could reasonably be expected to result in, a Material Adverse Effect (other than the Company’s current financial position and the termination of employment identified in clause (vi) below), (ii) no Company Party has incurred any Indebtedness or other liability (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required by GAAP to be reflected in the Company’s financial statements and not required to be disclosed in filings made with the Commission; (iii) no Company Party has altered its fiscal year or accounting methods; (iv) no Company Party has declared or made any Restricted Payment or entered in any Contractual Obligation to do so, (v) no Company Party has issued any Capital Stock to any officer, director or other Affiliate, and (vi) except with respect to the July 14, 2023 termination of employment of former employees of the Company, including without limitation the Company’s former Chief Executive Officer and Chief Financial Officer, there has been no event, prospects, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to any Company Party, their Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by any Company Party under applicable securities Regulations at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(h) Litigation. Except as described in the SEC Documents, there is no Proceeding against any Company Party or any Subsidiary of any Company Party or any current or former officer or director of any Company Party or any Subsidiary of any Company Party in its capacity as such which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities, (ii) involves the Commission or otherwise involves violations of securities Regulations or (iii) could, assuming an unfavorable result, have or reasonably be expected to result in a Material Adverse Effect, and none of the Company Parties, their Subsidiaries, or any director or officer of any of them, is or has been the subject of any Proceeding involving a claim of violation of or liability under securities Regulations or a claim of breach of fiduciary duty. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(i) Labor Relations. There is no (i) no unfair labor practice at any Company Party and there is no unfair labor practice complaint pending against any Company Party or any Subsidiary of any Company Party or, to their knowledge of any Company Party, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Company Party or any Subsidiary of any Company Party or to their knowledge threatened against any of them, (ii) no strike, work stoppage or other labor dispute in existence or to their knowledge threatened involving any Company Party or any Subsidiary of any Company Party, and (iii) no union representation question existing with respect to the employees of any Company Party or any Subsidiary of any Company Party, as the case may be, and no union organization activity that is taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably likely to have a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. To the knowledge of the Company, the continued service to the Company of the executive officers of the Company Parties and their Subsidiaries is not, and is not expected to be, in violation of any material term of any Contractual Obligation in favor of any third party, and does not subject any Company Party or any Subsidiary of any Company Party to any Loss with respect to any of the foregoing matters.

(j) Compliance. No Company Party and no Subsidiary thereof, except as could not have or reasonably be expected to result in a Material Adverse Effect: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has any Company Party or any Subsidiary thereof received notice of a claim that it is in default under or that it is in violation of, any Contractual Obligation (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any Governmental Authority; (iii) is or has been in violation of any Regulation, and to the knowledge of each Company Party, no Person has made or threatened to make any claim that such a violation exists (including relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment or labor matters) or (iv) has incurred, or could reasonably be expected to incur Losses relating to compliance with Regulations (including clean-up costs under environmental Regulations), nor have any such Losses been threatened.

(k) Permits. Each Company Party and its Subsidiaries possess all Permits, each issued by the appropriate Governmental Authority, that are necessary to conduct their respective businesses and which failure to possess could reasonably be expected to result in a Material Adverse Effect and no Company Party nor any Subsidiary thereof has received any notice of proceedings relating to the revocation or modification of any such Permit.

(l) Title to Assets. Each Company Party has good and marketable title in fee simple to all real property owned by it and good title in fee simple to all personal property owned or purported to be owned by any of them that is material to the business of any Company Party, in each case free and clear of all Liens except for (i) Liens that do not materially affect the value of any such property and do not materially interfere with the use made and proposed to be made of such property by the Company Parties, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by any Company Party (and any personal property if such lease is material to the business of any Company Party) are held by them under valid, subsisting and enforceable leases with which the Company Parties party thereto are in compliance.

(m) Intellectual Property. Except where the failure to do so would not have a Material Adverse Effect, each Company Party has, or has rights to use, all Intellectual Property Rights they purport to have or have rights to use, which, in the aggregate for all such Company Party, constitute all Intellectual Property Rights necessary or required for use in connection with the businesses of the Company Parties as presently conducted. No Company Party has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement, and, to the knowledge of each Company Party no event has occurred that permits, or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. No Company Party has received, since the date of the latest audited financial statements included within the SEC Documents, a written notice of a claim, nor has such a claim been threatened or could reasonably be expected to be made, and no Company Party otherwise has any knowledge that any slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods or services bearing or using any Intellectual Property Right presently contemplated to be sold by or employed by Intellectual Property Right of any Company Party violate or infringe upon the rights of any Person, except as could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Company Party, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Each Company Party has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All material Contractual Obligations or other arrangements of any Company Party as in effect on the date hereof pursuant to which such Company Party has a license or other right to use any Intellectual Property owned by another Person (the “License Agreements”) are in full force and effect, no default or event of default exists with respect thereto in respect of the obligations of licensor or with respect to any royalty or other payment obligations of any Company Party or any obligation of any Company Party with respect to manufacturing standards, quality control or specifications and each such Company Party is in compliance with the terms thereof in all material respects and no owner, licensor or other party thereto has sent any notice of termination or its intention to terminate such license or rights, except that the Company may not be current in its payments obligations under its License Agreements with its celebrity co-founders, and such parties have notified the Company that they do not currently intend to renew such License Agreements upon expiration of the terms thereof.

(n) Reserved.

(o) Transactions with Related Parties. Except as described in the SEC Documents, no Company Party is a party to any Contractual Obligation or other transaction with any Related Party that is not a Company Party and that would be required to be disclosed in the SEC Documents, including Investments by any Company Party in any such other Related Party or Indebtedness owing by or to any such other Related Party and (b) transfers, sales, leases, assignments or other s or dispositions of any asset, in each case except for (c) transactions in the ordinary course of business on a basis no less favorable to the Company Parties as would be obtained in a comparable arm’s length transaction with a Person not a Related Party and (d) salaries and other director or employee or other staff compensation, including expense reimbursements and employee benefits, of the Company Parties.

(o) Reserved.

(p) Certain Fees. Except for compensation (fees and warrants) to be paid to The Oak Ridge Financial Services Group, Inc., as financial advisor to the Company, no brokerage or finder’s fees or commissions or similar fees are or will be payable by any Company Party to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. No Purchaser shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(p) that may be due in connection with the transactions contemplated by the Transaction Documents.

(q) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section III.3, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(r) Investment Company. No Company Party is, or is an Affiliate of (and, immediately after receipt of payment for the Securities and before and after giving effect to the use of the proceeds thereof, none will be or be an Affiliate of), an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Each Company Party shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(s) Registration Rights. No Person has any right to cause any Company Party to effect the registration under the Securities Act of any securities of any Company Party, except for the Purchaser.

(t) Listing and Maintenance Requirements. The shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the knowledge of the Company is likely to have the effect of, terminating the registration of the shares of Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the shares of Common Stock are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Other than a potential future failure to meet the minimum net equity requirements for continued listing on the Trading Market, the Company is and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(u) Application of Takeover Protections. The Company and the Board of Directors (or equivalent body) have taken all necessary action, if any, in order to render inapplicable any poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation (or similar charter documents) that is or could become applicable as a result of the Purchaser and the Company fulfilling their respective obligations or exercising their respective rights under the Transaction Documents, including as a result of the Company’s issuance of the Securities and the ownership of the Securities by any Purchaser or any Affiliate of any Purchaser.

(v) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents and matters identified or described in this Agreement or otherwise disclosed to the Purchaser, each Company Party confirms that none of the Company Parties, their Affiliates, or agents or counsel or any other Person acting on behalf of the foregoing has provided any Purchaser, any Purchaser Party or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that each Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosures furnished by or on behalf of any Company Party or any Affiliate thereof to any Purchaser regarding the Company Parties and their Subsidiaries, their respective businesses and the transactions contemplated hereby, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company Parties during the twelve (12) months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. Each Company Party acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section III.3.

(w) No Integrated Offering. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section III.3, no Company Party, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(x) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y) Foreign Corrupt Practices. No Company Party and, to the knowledge of the Company, no Related Party of any Company Party, has done any of the following, directly or indirectly (including through agents, contractors, trustees, representatives and advisors): (i) made contributions or payments of, or reimbursement for, gifts, entertainment or other expenses, in each case that could reasonably be viewed as unlawful under U.S. or other Regulations related to foreign or domestic political activity or (ii) made payments to U.S. or other officials, judges, employees or other staff members of any Governmental Authority or other Persons viewed as government officials under any Regulation or to any foreign or domestic political parties, elected or union officials or campaigns in order to obtain, retain or direct business or obtain any improper advantage, and no part of the proceeds will be used, directly or indirectly, to fund any such payment; failed to disclose fully any contribution or other payment made by any Company Party or any Subsidiary of any Company Party (or made by any person acting on the behalf of any of the foregoing) which could reasonably be viewed as in violation of U.S. or other Regulations; or (iv) any other activity in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other Regulation sanctioning or purporting to sanction bribery, corruption and other improper payments.

(z) Accountants; Internal Accounting and Sarbanes-Oxley. Wipfli LLP (the “Accountants”) are and have been throughout the periods covered by the Financial Statements and through the date hereof (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002), (b) “independent” with respect to the Company within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board. The report of the Accountants on the Financial Statements for the past fiscal year did not contain an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles, other than a going concern qualification. During the Company’s most recent fiscal year and the subsequent interim periods, there were no disagreements with the Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) or (v) of Regulation S-K occurred with respect to the Company. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(aa) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by any Company Party to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company.

(aa) Acknowledgment Regarding Purchaser’ Purchase of Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser and not as a part of a group, as such term is defined in Section 13(d) of the Exchange Act, with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser, Purchaser Party or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(bb) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(cc) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(dd) Cybersecurity. (i) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ee) Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on all capital securities of its Subsidiaries, if any, as owned by the Company or any Subsidiary of the Company.

(ff) Promotional Stock Activities. Neither the Company nor any Subsidiary of the Company and none of their respective officers, directors, managers, affiliates or agents have engaged in any stock promotional activity that could reasonably be expected to give rise to a complaint, inquiry, or trading suspension by the Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(gg) Reserved.

(hh) Regulation M Compliance. The Company has not, and to its knowledge no Company Party, Subsidiary of any Company Party or no one acting on any of their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ii) Reserved.

(jj) Sanctions. No Company Party and no Related Party of any Company Party, directly or indirectly (including through agents, contractors, trustees, representatives or advisors) (a) is in violation of any Sanctions Law or engages in, or conspire or attempts to engage in, any transaction evading or avoiding any prohibition in any Sanction Law, (b) is a Sanctioned Person or derive revenues from investments in, or transactions with Sanctioned Persons, (c) has any assets located in Sanctioned Jurisdictions or (d) deals in, or otherwise engages in any transactions relating to, any property or interest in property blocked pursuant to any Regulation administered or enforced by the U.S. Office of Foreign Assets Control (“OFAC”).

(kk) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Purchaser’s request.

(ll) Bank Holding Company Act and Other Limiting Regulations. No Company Party and no Affiliate of any Company Party is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). No Company Party and no Subsidiary or Affiliate of any Company Party owns or controls, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. No Company Party and no Subsidiary or Affiliate of any Company Party, either individually or in the aggregate, directly or indirectly, exercise or has the ability to exercise a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. The Company is not an “investment company” and is not a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or to any Regulation or Permit limiting the Company’s ability to incur indebtedness for borrowed money.

(mm) Reserved.

(ii) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company Parties (i) have made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) have set aside on their respective books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company Parties know of no basis for any such claim.

(jj) Shell Company Status. The Company has not been an issuer subject to Rule 144(i) under the Securities Act, and is not a shell company.

(nn) AML/CTF Regulations. The operations of the Company Parties and their Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970 and other applicable money laundering and counter-terrorism financing Regulations (collectively, the “AML/CTF Regulations”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Company Party or any Subsidiary of any Company Party with respect to any AML/CTF Regulation is pending or, to the knowledge of any Company Party or any such Subsidiary, threatened.

(oo) Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506(b) of Regulation D promulgated under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as such term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (as each such term is used and understood in Rule 506(d) of Regulation D under the Securities Act, each a “Company Covered Person”) is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) of Regulation D under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) of Regulation D under the Securities Act. The Company has exercised reasonable care to determine whether any Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of Regulation D promulgated under the Securities Act and has furnished to the Purchaser a copy of any disclosures provided thereunder. The Company will notify each Purchaser in writing, prior to the Closing Date, of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

(pp) No Other Covered Persons. Except compensation (fees and warrants) to be paid to The Oak Ridge Financial Services Group, Inc., as financial advisor to the Company, there is no Person (other than a Company Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of the Purchaser in connection with the sale of any Securities.

III.2 Full Disclosure. No statement of information, representation or warranty by any Company Party in this Agreement, any Transaction Document or any certificate, schedule or other document furnished or to be furnished to any Purchaser or any Purchaser Party or their attorneys or advisors pursuant to any Transaction Document contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

III.3 Representations and Warranties of Each Purchaser. Each Purchaser, severally and not jointly, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein in which case they shall be accurate as of such date):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time such Purchaser was offered or otherwise purchased or acquired the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Series A Preferred Stock, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)  Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Documents and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, if such Purchaser is a multi-managed investment vehicle (whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets), the representation set forth above in this clause (f) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

Each Company Party acknowledges and agrees that the representations and warranties of each Purchaser set forth in Section III.3 shall not modify, amend or affect any Purchaser’s right to rely on the representations and warranties of any Company Party contained in this Agreement or in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV    OTHER AGREEMENTS OF THE PARTIES

IV.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144 or any other exemption under the Securities Act, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section IV.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at the Company’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) Each Purchaser agrees, severally but not jointly, to the imprinting, for as long as is required by this Section IV.1, of a legend on all of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that each Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of its Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates evidencing the Conversion Shares shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement covering the resale of such security is effective under the Securities Act; (ii) following any sale of such Conversion Shares pursuant to Rule 144 without restriction or limitation; (iii) if such Conversion Shares are eligible for sale under Rule 144 and without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144; or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall upon request of any Purchaser cause to be issued a legal opinion (which opinion the Company’s counsel, or at the option of the Purchaser, the Purchaser shall be responsible for obtaining, in either event at the Company’s sole cost and expense) to the Transfer Agent promptly after any of the events described in (i)-(iv) in the preceding sentence if required by the Transfer Agent to effect the removal of any legend (including that described in Section IV.1(b)), with a copy to such Purchaser and its broker. If all or any portion of Series A Preferred Stock is, at a time when there is an effective registration statement to cover the resale of the Conversion Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section IV.1(c), it will, no later than two (2) Trading Days following the delivery by any Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares, issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date” of such Securities of such Purchaser), instruct the Transfer Agent to deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section IV.1. Certificates for the Conversion Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to such Purchaser by crediting the account of such Purchaser’s prime broker with the Depository Trust Company System as directed by such Purchaser.

(d) In addition to such Purchaser’s other available remedies, the Company shall pay to such Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay after the Legend Removal Date, (i) with respect to the Conversion Shares, an amount in cash equal to (i) $1,000 per calendar day for the first thirty (30) calendar days of such failure and (ii) $5,000 per calendar day for each calendar day after the first thirty (30) calendar days of such failure, and all accrued but unpaid interest thereon. Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and each Purchaser shall have, severally and not jointly, the right to pursue all remedies available to it at law or in equity including a decree of specific performance and/or injunctive relief.

IV.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including its obligation to issue the Conversion Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

IV.3 Furnishing of Information; Public Information.

(a) The Company covenants to maintain the registration of the Common Stock under Section 12(b) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period), and simultaneously provide to Purchasers, all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) The Company shall by no later than four Business Days after the Closing Date file an 8-K with the Commission. The information contained in the 8-K will accurately reflect the material terms of the Transaction Documents.

IV.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

IV.5 Conversion Procedures. The form of “Notice of Conversion” accompanying the COD sets forth the totality of the procedures required of such Purchaser in order to convert such Series A Preferred Stock. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert shares of Series A Preferred Stock. No additional legal opinion, other information or instructions shall be required of any Purchaser to convert shares of Series A Preferred Stock. The Company shall honor conversions of the Series A Preferred Stock, and shall deliver Conversion Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

IV.6 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “acquiring person” (or similar or equivalent term) under any poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and any Purchaser.

IV.7 Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, each Company Party covenants and agrees that neither it, nor any of its Affiliates, nor any other Person acting on its behalf, will hereafter provide any Purchaser, any Purchaser Party or their respective agents or counsel with any information that any Company Party believes constitutes material non-public information, unless prior thereto such information is disclosed to the public, or such Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. There has been no public announcement of a pending or proposed Fundamental Transaction or Change of Control Transaction that has not been consummated. The Company understands and confirms that each Purchaser shall be relying on the foregoing representations, warranties and covenants in effecting transactions in securities of the Company.

IV.8 Reserved.

IV.9 Indemnification of Each Purchaser Party. Each Company Party shall, jointly and severally, indemnify against, and hold harmless from, each Purchaser, their Related Parties, each Person who controls any of them (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and their agents, contractors, trustees, representatives and advisors (each, a “Purchaser Party”) any and all Losses that any Purchaser Party may suffer or incur as a result of or relating to (a) the administration, performance or enforcement by the Purchaser of any of the Transaction Documents or consummation of any transaction described therein, (b) the existence of, perfection of, a Lien upon or, the sale or collection of, or any other damage, Loss, failure to return or other realization upon any collateral, (c) the failure of any Company Party or any of their Related Parties (whether directly or through their agents, contractors, trustees, representatives and advisors) to observe, perform or discharge any of the covenants or duties under any of the Transaction Documents, (d) any Proceeding, whether or not any Purchaser Party is a party thereto (including Proceedings instituted by any Governmental Authority or any holder of any equity interest in, or other direct or indirect investor in, the Company who is not an Affiliate of such Purchaser Party) with respect to any of the Transaction Documents or the transactions contemplated therein. Additionally, if any Taxes (excluding Taxes imposed upon or measured solely by the net income of the recipient of any payment made under any Transaction Document, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be imposed on any Company Party or Purchaser Party, whether or not lawfully payable, on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, or the creation or repayment of any of obligations hereunder, by reason of any applicable Regulations now or hereafter in effect, each Company shall, jointly and severally, pay (or shall promptly reimburse such Purchaser Party for the payment of) all such Taxes, including any interest, penalties, expenses and other Losses with respect thereto), (e) all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (i) the administration, performance or enforcement by the Purchasers of any of the Transaction Documents or consummation of any transaction described therein, (ii) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, or (iii) any Proceeding, whether or not any Purchaser Party is a party thereto (including Proceedings instituted by any governmental authority or any holder of any equity interest in, or other direct or indirect investor in, the Company who is not an Affiliate of such Purchaser Party) with respect to any of the Transaction Documents or the transactions contemplated therein (unless such action is solely based upon a material breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct). Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of the recipient of any payment made under any Transaction Document, but including any intangibles tax, stamp tax, recording tax or franchise tax) shall be imposed on the Company or Purchaser Party, whether or not lawfully payable, on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the other Transaction Documents, or the creation or repayment of any of obligations hereunder, by reason of any applicable regulations now or hereafter in effect, the Company shall pay (or shall promptly reimburse such Purchaser Party for the payment of) all such taxes, including any interest, penalties, expenses and other Losses with respect thereto), and will indemnify and hold the Purchaser Parties harmless from and against all Losses arising therefrom or in connection therewith, and will indemnify and hold the Purchaser Parties harmless from and against all Losses arising therefrom or in connection therewith. The foregoing indemnities shall not apply to Losses incurred by any Purchaser Party as a result of its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction. Notwithstanding anything to the contrary in any Transaction Document, the obligations of the Company Parties with respect to each indemnity given by them in this Agreement or any of the other Transaction Documents in favor of the Purchaser Parties shall survive the termination of this Agreement. The indemnification required by this Section IV.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against any Company Party or others and any liabilities any Company Party may be subject to pursuant to any Regulation.

IV.10 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve equal to the Required Minimum of shares from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of the Required Minimum on such date, then the Board of Directors shall take action in accordance with the Nevada Revised Statutes (which, if required, may include seeking stockholder approval to effect an increase in the authorized shares of Common Stock) to amend the Company’s Articles of Incorporation (or equivalent governing document) to increase the number of authorized but unissued shares of Common Stock to 100% of the Required Minimum at such time, as soon as possible.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; and (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter.

The Company shall promptly pay all fees and expenses owed to the Transfer Agent and shall not replace the Transfer Agent without the written Consent of the Purchaser.

IV.11 Subsequent Equity Sales.

(a) So long as any Series A Preferred Stock remains outstanding or any Purchaser holds any Securities, except for transactions in the ordinary course of the Company’s business and except for capital raises in an aggregate sum not to exceed $1,000,000, the Company and each of its Subsidiaries shall be prohibited from, directly or indirectly, effecting or entering into (or publicly announcing or recommending to its stockholders the approval or adoption thereof by such stockholders) any agreement, plan, arrangement or transaction, including, without limitation, any Subsequent Financing, that would or would reasonably be expected to materially restrict, delay, conflict with or impair the ability or right of the Company and/or a Subsidiary to timely perform its obligations under this Agreement, and/or the other Transaction Documents, including, without limitation, the obligation of the Company to timely deliver shares of Common Stock to any Purchaser (or a designee thereof, if applicable) in accordance with this Agreement.

(b) Each Purchaser shall, severally or jointly, be entitled to obtain injunctive relief against any Company Party to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) For so long as any Series A Preferred Stock remains outstanding, if the Company shall in the future enter into, any agreement with any purchaser or holder of any securities of the Company, by providing such purchaser or holder with terms that are more favorable when taken as a whole than the terms available to the Purchaser and set out in this Agreement or the Series A Preferred Stock as of the date hereof, the Company shall promptly notify each Purchaser of such terms in writing after the date such agreement with such purchaser or holder is executed or agreed to by the Company, and each Purchaser shall have the right to elect in writing within thirty (30) days of the receipt of such notice to have such terms apply to this Agreement and/or the Series A Preferred Stock, as the case may be. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(d) Notwithstanding the foregoing, this Section IV.11 shall not apply in respect of an Exempt Issuance.

IV.12 Trading Activities of Purchaser.

(a) Prohibited Short Sales. Each Purchaser, severally and not jointly, covenants and agrees that neither it, nor any of its Affiliates acting on its behalf or pursuant to any understanding with it, will execute (i) any Short Sales of the Common Stock or (ii) any hedging transaction that establishes a net short position with respect to the Company’s Common Stock, in each case during the period commencing with the execution of this Agreement and the full repayment or conversion of all of such Purchaser’s Series A Preferred Stock; provided, that this provision shall not prohibit any sales made where a corresponding Notice of Conversion is tendered to the Company and the shares received upon such conversion or exercise are used to close out such sale; provided, further, that this provision shall not operate to restrict any Purchaser’s trading under any prior securities purchase agreement containing contractual rights that explicitly protects such trading in respect of the previously issued securities.

(b) Acknowledgment Regarding Purchasers’ Other Trading Activities. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for this Section IV.12), it is understood and acknowledged by the Company that (i) no Purchaser has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling Securities of the Company or from entering into Short Sales or Derivatives based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including Short Sales or Derivatives, before or after the Closing or the closing of any future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) each Purchaser, and counter-parties in Derivatives to which any Purchaser is a party, directly or indirectly, may presently have a “short” position in the shares of Common Stock and (iv) no Purchaser shall be deemed to have any affiliation with or control over any arm’s length counter-party in any Derivative. The Company further understands and acknowledges that (y) each Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, during the periods that the value of the Conversion Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities and Derivatives do not constitute a breach of any of the Transaction Documents.

IV.13 Right of First Refusal.

(a) For so long as any of the Series A Preferred Stock remain outstanding, upon any issuance by the Company of Common Stock, Common Stock Equivalents or other Indebtedness or other securities for cash in a transaction entered into primarily for financing purposes (a “Subsequent Financing”), each Purchaser holding outstanding Series A Preferred Stock shall have the right to participate up to its Pro Rata Portion (measured against Purchaser) of a percentage of such Subsequent Financing equal to, in the aggregate for Purchaser, one hundred percent (100%) in case of any offering (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

(b) At least three (3) Trading Days (eight (8) hours in case of a Subsequent Financing structured as a public offering or as an “overnight” deal or other similar transaction) prior to the closing of a Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (each additional notice containing such details, a “Subsequent Financing Notice”). Upon the request of any Purchaser for a Subsequent Financing Notice, and only upon such a request, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to such Purchaser. The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Persons through or with whom such Subsequent Financing is proposed to be effected, the Pro Rata Portion (as defined below) of the Participation Maximum of such Purchaser, an inquiry as to whether such Purchaser is willing to participate above their Pro Rata Portion (and what is the maximum amount such Purchaser is willing to commit), and shall include a term sheet or similar document relating thereto as an attachment. In addition to such other remedies available to a Purchaser, in the event that the Company fails to provide the Pre Notice required by this Section IV.13(b), then each Purchaser shall be entitled to exercise its rights under Section IV.13 until 30 days after the closing of the particular Subsequent Financing, and Purchaser may deem the failure to give any notice required hereunder an breach of this Agreement.

(c) If any Purchaser desires to participate in such Subsequent Financing, such Purchaser must provide written notice to the Company within one (1) Trading Day of receipt of the Subsequent Financing Notice (eight (8) hours in the event of a Subsequent Financing structured as a public offering or as an “overnight” deal or other similar transaction) that such Purchaser is willing to participate in the Subsequent Financing, the maximum amount for which such Purchaser would be willing to participate if it is allocated to it (up to the Participation Maximum), and representing and warranting that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.

(d) At first, each Purchaser shall first have the right to purchase its Pro Rata Portion (measured against Purchaser) of the Participation Maximum. If some Purchaser have declined to participate in such Subsequent Financing, and some portion of the Participation Maximum remains unallocated, each Purchaser having agreed to participate above its current allocation shall be allocated its Pro Rata Portion (measured against Purchaser having so agreed) of the next dollar – and so on and so forth until the Participation Maximum shall be fully allocated or Purchaser shall have been given their desired allocation in full.

(e) The transaction documents related to any Subsequent Financing applicable to any Purchaser participating in such Subsequent Financing shall not include any term or provision whereby such Purchaser shall be required to agree to any restrictions on trading as to any of the Securities purchased hereunder. In addition, the transaction documents related to the Subsequent Financing shall not include any requirement to consent to any amendment to or termination of, or grant any waiver, release or other modification or the like under or in connection with, this Agreement, without the prior written consent of the number of Purchaser required hereunder to consent to this amendment, termination, waiver, consent, release or other modification.

(f) Notwithstanding anything to the contrary in this Section IV.13 and unless otherwise agreed to by the applicable Purchaser, the Company shall confirm in writing to each Purchaser that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that each Purchaser will not be in possession of any material, non-public information, by the fifth (5h) Trading Day following delivery of the Subsequent Financing Notice. If by such fifth (5th) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchaser, such transaction shall be deemed to have been abandoned and the Purchaser shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(g) Notwithstanding the foregoing, this Section IV.13 shall not apply in respect of an Exempt Issuance.

IV.14 Securities Laws Disclosure; Publicity.

(a) Form 8-K Filing. The Company shall within four (4) Business Days immediately following the date hereof, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, disclosing, among other matters, the material terms of the transactions contemplated hereby and thereby, with the Commission.

(b) Other Periodic Filings. If and as applicable, the Company shall timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act and the Company shall meet the current public information requirements of Rule 144(c) under the Securities Act as of the end of the period in question.

(c) Other Public Disclosures. The Company and the Purchaser shall consult with each other in issuing any other public disclosure with respect to the transactions contemplated hereby, and none of the Company or any Purchaser shall issue any such public disclosure nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is reasonably viewed as required by any Regulation, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company shall not publicly disclose the name, trademark, service mark, symbol, logo (or any abbreviation, contraction or simulation thereof) of, or otherwise refer to, any Purchaser without the prior consent of the Purchaser (including in any press release, letterhead, public announcement or marketing material), except, and then only after consulting with such Purchaser. The restrictions in this Section IV.14(c) shall not apply if the subject disclosure is reasonably viewed as required by any Regulation, in which case the disclosing party shall be permitted to make such disclosure the extent required. None of the Company Parties and their Affiliates shall represent that any Company Party or any of its Affiliates, any product or service of the Company Parties or their Affiliates, or any know how or policy or practice of the Company Parties or their Affiliates has been approved or endorsed by any Purchaser Party.

IV.15 Reserved.

IV.16 Shares of Common Stock.

(a) DWAC. The Company shall ensure that its shares of Common Stock are and remain eligible for the “Deposit and Withdrawal at Custodian” (DWAC) service of the Deposit Trust Corporation and not subject to any restriction or limitation imposed by or on behalf of the Deposit Trust Corporation on any of its services or any other restriction or limitation on the use of the services provided by the Deposit Trust Corporation (DTC chill).

(b) Reserved.

(c) Trading Markets. The shares of Common Stock are listed on the NYSE American Trading Market (and the Company believes, in good faith, that trading of the shares of Common Stock on such Trading Market will continue uninterrupted for the foreseeable future). The Company shall use its best efforts to ensure that such shares continue, without limitation, to be listed or quoted for trading on such Trading Market.

4.17. Equal Treatment of Each Purchaser. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.

ARTICLE V    MISCELLANEOUS

V.1 Termination and Survival. This Agreement may be terminated by each Purchaser, as to the Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchaser, by written notice to the Company and the other Purchaser, if the Initial Closing has not occurred on or before August 2, 2023. Termination of this Agreement will not affect the right of any party to sue for any breach by any other party (or parties) prior to such termination. The representations and warranties, covenants and other provisions hereof shall survive the Closing and the delivery of the Securities. Notwithstanding any termination of any Transaction Document, the reimbursement and indemnities to which the Purchaser Parties are entitled under the provisions of any Transaction Document shall continue in full force and effect and shall protect the Purchaser Parties against events arising after such termination as well as before.

V.2 Reserved.

V.3 Modifications and Signatures. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any modification effected in accordance with accordance with this Section V.3 shall be binding upon each Purchaser and holder of Securities and the Company.

(a) Entire Agreement. This Agreement and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements, and understandings, whether written or oral, of the parties hereto, which the parties acknowledge have been merged into such documents.

(b) Amendments. No amendment, modification or termination of any provision of this Agreement or any other Transaction Document shall be effective without the written consent of the Company and the Purchaser (or such other number of Purchaser as expressly stated in other provisions of the Transaction Documents); provided, that (i) if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchaser), the consent of holders of a majority of the Series A Preferred Stock held by such disproportionately impacted Purchaser (or group of Purchaser) shall also be required and (ii) this clause (b) may only be modified with the consent of Purchaser. No waiver or consent shall be effective against any party unless given in writing and then any such waiver shall then be effective only in the specific instance and for the specific purpose for which it was given. Where the consent or waiver of the Purchaser generally (and not each Purchaser) is required, it may be given by the Purchaser.

(c) Successors and Assigns. This Agreement shall bind and inure solely to the benefit of the Company Parties, the Purchaser Parties, and their respective successors and, if permitted, assigns; provided, that the Company Parties may not assign this Agreement or any other Transaction Document or any rights or obligations hereunder or thereunder without the Purchaser’ prior written consent and any prohibited assignment shall be absolutely void. Unless otherwise expressly provided in any Transaction Document, each Purchaser may sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, or any right or remedy under, the Securities and the Transaction Documents without the consent of the Company Parties; provided, that any transferee of the Securities shall agree in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser” (and any attempt to effect such transfer without securing such agreement shall be null and void).

(d) No Waiver by Course of Dealing. No notice to or demand on any Company Party, whether or not in any Proceeding, pursuant to any Transaction Document shall entitle any Company Party to any other or further notice (except as specifically required hereunder or under any other Transaction Document) or demand in similar or other circumstances. The failure by any Purchaser Party at any time or times to require strict performance by any Company Party of any provision of this Agreement or any of the other Transaction Documents or the granting of any waiver or indulgence shall not waive, affect or otherwise diminish any right of any Purchaser Party thereafter to demand strict compliance and performance with such provision, shall not affect or be a waiver under any other provision of any Transaction Document except as specifically mentioned and shall not constitute a course of dealing by such Purchaser Party at variance with the terms of this Agreement or any other Transaction Document (and therefore, among other things, shall not require further notice by such Purchaser Party of its intent to require strict adherence to the terms of such Transaction Document in the future). Any such actions shall not in any way affect the ability of each Purchaser Party, in its discretion, to exercise any rights available to it under this Agreement, the other Transaction Documents or under applicable Regulations.

(e) Execution in Counterparts. This Agreement may be executed in counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and both of which, when taken together, shall constitute but one and the same Agreement. In proving this Agreement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought.

(f) Electronic Signatures. Each party agrees that the electronic signatures, whether digital or encrypted, of the parties included in this Agreement or any other Transaction Document are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol, or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or email electronic signatures. The Purchaser expressly agrees that this Agreement and all other Transaction Documents are “transferable records” as defined in applicable Regulations relating to electronic transaction and that it may be created, authenticated, stored, transmitted and transferred in a manner consistent with and permitted by such applicable Regulations.

V.4 Notices.

(a) All notices, requests, demands, and other communications to either party hereto or given under any Transaction Document shall be in writing (including electronic mail transmission or similar writing) and shall be given to such party at the physical address or send to the electronic mailing address set forth in the signature pages hereof or at such other physical address or electronic mailing address as such party may hereafter specify for the purpose of notice to the Purchaser and the Company in accordance with the provisions of this Section V.4.

(b) Each such notice, request or other communication shall be effective (i) if given by mail, three (3) Trading Days after such communication is deposited in the U.S. Mail with first class postage pre- paid, addressed to the noticed party at the address specified herein, (ii) if by nationally recognized overnight courier, when delivered with receipt acknowledged in writing by the noticed party, (iii) if given by personal delivery, when duly delivered with receipt acknowledged in writing by the noticed party or (iv) if given by electronic mail, when delivered (receipt by the sender of a receipt using the “return receipt” function or receipt of a reply email being presumptive evidence of receipt thereof); provided, that if such electronic mail is not sent prior to the last trading hour of the principal Trading Market of the Securities on a Trading Day, such electronic mail shall be deemed to have been sent at the opening of trading on the next Trading Day for such principal Trading Market. Any written notice, request or demand that is not sent in conformity with the provisions hereof shall nevertheless be effective on the date that such notice, request or demand is actually received by the individual to whose attention at the noticed party such notice, request or demand is required to be sent.

V.5 Set-Off. In addition to any rights now or hereafter granted under applicable Regulations and not by way of limitation of any such rights, each Purchaser Party upon prior notice to each other Purchaser Party is hereby authorized by the Company Parties at any time or from time to time, without notice or demand to any Company Party or to any other Person, any such notice or demand being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, provisional or final, including indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other indebtedness or other amounts at any time held or owing by such Company Party to or for the credit or the account of any Company Party or any of their Related Parties against and on account of any amounts due by any Company Party or any of their Related Parties to any Purchaser Party under any Transaction Documents (including from the Purchase Price to be disbursed hereunder), irrespective of whether or not (a) such Purchaser Party shall have made any demand hereunder. If, as a result of such set off, appropriate or application, such Purchaser Party receives more than it is owed under any Transaction Document, it shall hold such amounts in trust for the other Purchaser Parties and transfer such amounts to the other Purchaser Parties ratably according to the amounts they are owed on the date of receipt.

V.6 Governing Law.

(a) Except as otherwise expressly provided in any other Transaction Document, this Agreement, the other Transaction Documents and all claims, Proceedings and matters arising hereunder or thereunder or related hereto or thereto are governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the state of Nevada.

(b) Any Proceeding with respect to any Transaction Document may be brought exclusively in the Nevada State courts, for the federal courts of the United States of America in Nevada. Each Company Party (i) accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of such courts, (ii) irrevocably waives any objection, including any objection to the laying of venue, based on the grounds of forum non conveniens or that such jurisdiction is improper or otherwise that such party is not subject to the jurisdiction of such courts, that it may now or hereafter have to the bringing of any Proceeding in those jurisdictions, (iii) irrevocably consents to the service of process of any court referred to above in any Proceeding by the mailing of copies of the process to the parties hereto as provided in Section V.4 and agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Service effected as provided in this manner will become effective ten (10) calendar days after the mailing of the process. Notwithstanding the foregoing, nothing contained in any Transaction Document shall affect the right of any Purchaser Party to serve process in any other manner permitted by applicable Regulations or commence Proceedings or otherwise proceed against any Company Party in any other jurisdiction.

V.7 Severability. Any provision of any Transaction Document being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of any Transaction Document or any part of such provision in any other jurisdiction, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. In addition, upon any determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify the relevant Transaction Document so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

V.8 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, that in the case of a rescission of a conversion of Series A Preferred Stock, such Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion notice.

V.9 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

V.10 Remedies.

(a) In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Purchaser (severally and not jointly) and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(b) The remedies provided in this Agreement and all other Transaction Documents shall be cumulative and in addition to all other remedies available under any Transaction Document, whether at law or in equity (including a decree of specific performance and/or other injunctive relief).

(c) A material breach of this Agreement will cause irreparable harm to the Purchaser and that the remedy at law for any such breach may be inadequate. Therefore, in the event of any such material breach, the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

V.11 Marshaling; Payment Set Aside. To the extent that any Company Party makes a payment or payments to any Purchaser pursuant to any Transaction Document or any Purchaser Party enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to any Company Party, a trustee, receiver or any other Person under any law (including any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

V.12 Usury. To the extent it may lawfully do so, each Company Party hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of each Company Party under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”) and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that any Company Party may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by any Company Party to any Purchaser Party with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser Party to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

V.13 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has independently elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

V.14 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

V.15 Further Assurances. The Company Parties agree to take such further actions as each Purchaser shall reasonably request from time to time in connection herewith to evidence, give effect to or carry out this Agreement and the other Transaction Documents and any of the transactions contemplated hereby or thereby.

V.16 Interpretation. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of any Transaction Document. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. Except as otherwise expressly provided in any Transaction Document, if the last or appointed day for the taking of any action or the expiration of any right required or granted under any Transaction Document shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day. As used in any Transaction Document, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. When used in any Transaction Document, unless otherwise expressly provided in such Transaction Document, (a) the words “hereof,” “herein” and “hereunder” and words of similar import refer to such Transaction Document as a whole and not to any particular provision of such Transaction Document, (b) recital, article, section, subsection, schedule and exhibit references are references with respect to such Transaction Document unless otherwise specified, (c) any reference to any agreement shall include a reference to all recitals, appendices, exhibits and schedules to such agreement and, unless the prior written consent of any party is required hereunder and is not obtained, shall be a reference to such agreement as waived, amended, restated, supplemented or otherwise modified and (d) any reference to a specific Regulation shall be to such Regulation, as modified from time to time, together with any successor or replacement Regulation, in each case as in effect at the time of determination. Unless the context otherwise requires, when used in any Transaction Document, the following terms have the following meaning: (u) “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Regulation, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state Regulation based on the Uniform Electronic Transactions Act, (v) “incur” means incur, create, make, issue, assume or otherwise become or remain directly or indirectly liable in respect of or responsible for, in each case whether directly or indirectly, as primary obligor or guarantor or endorser, and the terms “incurrence” and “incurred” and similar derivatives shall have correlative meanings, (w) “knowledge” of the any Company Party means the actual best knowledge of any officer, director or employee of such Company Party after due inquiry, (x) “including” means “including, without limitation,” (y) “asset” and “property” have the same meaning and mean, “collectively, all rights and interests in tangible and intangible assets and properties, whether real, personal or mixed and including cash, capital stock, revenues, accounts, leasehold interests, contract rights and other rights under Permits and Contractual Obligations” and (z) “documents” and “documentation” have the same meaning and mean “collectively, all documents, drafts, instruments, agreements, indentures, certificates, forms, opinions, powers of attorney, notices, summons, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.” The headings in this Agreement are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement. All references in this Agreement or any other Transaction Document to statutes and regulations shall include all amendments of same and implementing regulations and any successor statutes and regulations; to any instrument or agreement (including any of the Transaction Documents) shall include any and all modifications and supplements thereto and any and all restatements, extensions or renewals thereof to the extent such modifications, supplements, restatements, extensions or renewals of any such documents are permitted by the terms hereof and thereof. A breach of this Agreement shall be deemed to exist at all times during the period commencing on the date that such breach occurs to the date on which such breach is waived in writing or, with respect to any Default, is cured within any period of cure expressly provided in the Transaction Documents. Whenever in any provision of any Transaction Document, any Purchaser is authorized to take or decline to take any action (including making any determination) in the exercise of its “discretion,” such provision shall be understood to mean that such Purchaser may take or refrain to take such action in its sole discretion. References to times of the day in any Transaction Document shall refer to Eastern Time. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” Time is of the essence of this Agreement and the other Transaction Documents. No provision of this Agreement or any of the other Transaction Documents shall be construed against or interpreted to the disadvantage of any party hereto by any Governmental Authority by reason of such party having or being deemed to have structured, drafted or dictated such provision. “month” (but not “calendar month”) means each period from a date of determination to the day (including the Closing Date itself) in the next calendar month numerically-corresponding to such date (provided, that, if such calendar month does not have any such numerically-corresponding day, such numerically- corresponding day shall be deemed to be the last day of such calendar month). References to section numbers in this Agreement shall be construed consistently regardless of whether such references utilize Roman numerals or Arabic numbers.

V.17 Waiver of Jury Trial and Certain Other Rights.

(a) The parties hereto hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable Regulations, any right that they may have to trial by jury of any claim or cause of action or in any Proceeding, directly or indirectly based upon or arising out of this Agreement or any Transaction Document (whether based on contract, tort or any other theory). Each party (a) certifies that no representative, agent, or attorney of any other party has represented, expressly or otherwise, that such other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into this Agreement and the other Transaction Documents by, among other things, the mutual waivers and certifications in this section.

(b) Each Company Party acknowledges and agrees that the foregoing waivers are a material inducement to the Purchaser to enter into and accept this Agreement. Each Company Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with such legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court. This Section 5.17 shall not restrict a party from exercising remedies under the UCC or from exercising pre-judgment remedies under applicable Regulations.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement for Series A Preferred Stock to be duly executed by their respective authorized signatories as of the date first indicated above.

FRESH VINE WINE, INC.	Address for Notice:
11500 Wayzata Blvd. # 1147
Minnetonka, MN 55305

By:	/s/ Michael Pruitt
Name:	Michael Pruitt
Title:	Interim Chief Executive Officer

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement for Series A Preferred Stock to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: NYF Group, Inc.,	PURCHASER

Signature of Authorized Signatory of Purchaser:	By:	/s/ Stephen E. Apolant
	Name:	Stephen E. Apolant
	Title:	President

Address for Notices to Purchaser:

NYF Group, Inc.

98 Cuttermill Road

Suite 441S

Great Neck, NY 11021

Email: steve@equitymarketsadv.com

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement for Series A Preferred Stock to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: EROP Enterprises, LLC	PURCHASER

Signature of Authorized Signatory of Purchaser:	By:	/s/ Vince Sbarra
	Name:	Vince Sbarra
	Title:	Manager

Address for Notices to Purchaser:

EROP Enterprises, LLC

30000 Millcreek Avenue

Suite 375

Alpharetta, GA 30022

Email:vince@eropenterprises.com

SCHEDULE 1

PURCHASERS

Initial Closing:

Name of Purchaser	Purchase Price	Series A Preferred Shares	Date of Tranche

NYF Group, Inc.	$200,000	2,000	August 2, 2023
EROP Enterprises, Inc.	$200,000	2,000	August 2, 2023
TOTAL	$400,000	4,000

Second Closing:

Name of Purchaser	Purchase Price	Series A Preferred Shares	Date of Tranche

NYF Group, Inc.	$200,000	2,000
EROP Enterprises, Inc.	$200,000	2,000
TOTAL	$400,000	4,000

Optional Closing:

Name of Purchaser	Purchase Price	Series A Preferred Shares	Date of Tranche

NYF Group, Inc.	$100,000	1,000
EROP Enterprises, Inc.	$100,000	1,000
TOTAL	$200,000	2,000

SCHEDULE 2

CERTIFICATE OF DESIGNATION FOR

SERIES A PREFERRED STOCK